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Exhibit 16

Letter re change in certifying accountant

                              DELOITTE & TOUCHE LLP
                                   SUITE 1200
                            2901 NORTH CENTRAL AVENUE
                           PHOENIX, ARIZONA 85012-2799

July 28, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Radyne Corp. dated July 17, 1998, except for the first and second paragraphs, as to which we have no basis to agree or disagree.

Your truly,

/s/ Deloitte & Touche LLP